EXHIBIT 10.1

May 30, 2008

Comverse Technology, Inc.

810 Seventh Avenue, 35th Floor

New York, New York 10019

Re:	Services Agreement (“Services Agreement”), dated as of February 1, 1998, between Comverse Technology, Inc. (“Comverse”) and Ulticom, Inc. (the “Company”)

Ladies and Gentlemen:

Reference is made to the above-referenced Services Agreement. Comverse and the Company hereby agree to terminate the Agreement as of January 31, 2008. Each of Comverse and the Company acknowledge that no further fees remain unpaid under the Services Agreement and neither party shall have any continuing obligations under the Agreement, including, without limitation, Sections 1, 2 and 3, other than those obligations that, by their terms, survive the termination of the Agreement.

Please sign in the space provided below to evidence your agreement to the terms of this Side Letter.

Very truly yours,

ULTICOM, INC.

By:	/s/ Mark Kissman
Name:	Mark Kissman
Title:	SVP and Chief Financial Officer

AGREED AND ACCEPTED

as of 2 day of June, 2008:

COMVERSE TECHNOLOGY, INC.

By:	/s/ Avi Aronovitz
Name:	Avi Aronovitz
Title:	Vice President of Finance, Interim Chief Financial Officer and Treasurer